Exhibit 99.1

China Natural Gas, Inc. Closes
$50 million Public Offering of Common Stock

New York, September 14, 2009 – China Natural Gas, Inc. (“China Natural Gas” or the “Company”) (Nasdaq: CHNG), a leading provider of compressed natural gas (CNG) for vehicular fuel and pipeline natural gas for industrial, commercial and residential use in Xi’an, China, today announced that it has completed its underwritten public offering for 5,725,000 shares of its common stock at a price of $8.75 per share on September 9, 2009.  The offering of shares was made pursuant to a registration statement previously filed with the Securities and Exchange Commission.

The net proceeds, after deducting underwriting discounts and commissions and the Company's roadshow travel expenses but before other expenses, is approximately $47.5 million. China Natural Gas has granted the underwriters a 30-day option to purchase up to an additional 858,750 shares to cover over-allotments at the public offering price.  Roth Capital Partners, LLC acted as the sole book runner for the offering, and Simmons & Company International acted as a co-manager for the offering.

The net proceeds from the offering will be used for the construction of the Company's liquefied natural gas (LNG) facility, the acquisition of eight CNG fueling stations, the purchase of eight CNG trucks to transport CNG and the establishment of a joint venture company with China National Petroleum Corporation Kunlun Natural Gas Co., Ltd., as well as for general working capital purposes.

Mr. Qinan Ji, Chairman and CEO of China Natural Gas, commented, “We are very pleased to announce the closing of this public offering. We believe this transaction will ensure the future growth of our LNG business and expansion of our existing CNG business, as well as further strengthen our balance sheet and enhance our working capital.  We are encouraged by the strong interest and solid participation by reputable shareholders in our offering and we will work diligently to optimize shareholder value and reward their confidence in China Natural Gas. We will continue to grow our business strategically by steadily expanding our CNG customer base and growing our LNG business so as to capture the opportunities that arise in this rapidly growing natural gas markets.”

About China Natural Gas, Inc.

China Natural Gas transports and sells natural gas to vehicular fueling terminals, as well as commercial, industrial and residential customers through its distribution networks in China's Shaanxi and Henan Provinces.  The Company owns approximately 120 km of high pressure pipelines and operates 23 CNG fuelling stations in Shaanxi Province and 12 CNG fuelling stations in Henan Province.  China Natural Gas’ four primary business lines include: (1) the distribution and sale of CNG through Company-owned CNG fuelling stations for hybrid (natural gas/gasoline) powered vehicles; (2) the installation, distribution and sale of piped natural gas to residential, commercial and industrial customers through Company-owned pipelines; (3) the distribution and sale of gasoline through Company-owned CNG fuelling stations for hybrid (natural gas/gasoline) powered vehicles; and (4) the conversion of gasoline - fueled vehicles to hybrid (natural gas/gasoline) powered vehicles through its auto conversion division.

SAFE HARBOR: FORWARD-LOOKING STATEMENTS

This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar statements. For example, statements about the future plans and goals of the joint venture with China National Petroleum Corporation Kunlun Natural Gas Co., Ltd. and its prospects are forward looking and subject to risks. China Natural Gas, Inc. may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission on forms 10-K, 10-Q and 8-K, in its annual report to shareholders, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. Statements that are not historical facts, including statements about the Company's beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, risks outlined in the Company's filings with the U.S. Securities and Exchange Commission, including its registration statements on Forms S-1 and S-3, in each case as amended. The Company does not undertake any obligation to update any forward-looking statement, except as required under applicable law.

This release is not an offer of securities for sale in the United States. Securities may not be offered or sold in the United States absent registration or an exemption from registration. Any public offering of securities to be made in the United States will be made by means of a prospectus that may be obtained from the issuer or selling security holder and that will contain detailed information about the company and management, as well as financial statements.

CONTACT
China Natural Gas, Inc.
U.S.:
Kewa Luo
Tel:  1-212-401-1233
Cell: 1-917-880-8726

CHINA
Jacky Shi
Tel:   +86-29-88454353
Cell:  +86 139-9287-9998

Email: ir.chng@naturalgaschina.com

ICR, Inc.
Michael Tieu
Tel: +86 10 6599 7960
Email: Michael.Tieu@icrinc.com